UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

EP ENERGY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 28, 2015, EP Energy LLC (“EP Energy”), a wholly-owned subsidiary of EP Energy Corporation (NYSE: EPE), and its wholly-owned subsidiary, Everest Acquisition Finance Inc., as co-issuer (together with EP Energy, the “Companies”) successfully completed the offering (the “Notes Offering”) of $800.0 million aggregate principal amount of 6.375% Senior Notes due 2023 (“Notes”).  The Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act.  The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The Notes were issued pursuant to an Indenture, dated May 28, 2015, among the Companies, EP Energy’s wholly-owned domestic subsidiaries party thereto as subsidiary guarantors (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Indenture”).  The Companies’ obligations under the Notes and the Indenture are guaranteed by the Guarantors. The Notes and the related guarantees are senior unsecured obligations of the Companies and the Guarantors.

The Notes will mature on June 15, 2023. Interest on the Notes will accrue at 6.375% per annum and will be paid semi-annually, in arrears, on June 15 and December 15 of each year, beginning December 15, 2015.

On or after June 15, 2018 the Companies may redeem the Notes at their option, in whole at any time or in part from time to time, at the redemption prices set forth in the Indenture.  In addition, prior to June 15, 2018 the Companies may redeem the Notes at their option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest and additional interest, if any.  Notwithstanding the foregoing, at any time and from time to time on or prior to June 15, 2018 the Companies may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) in an aggregate amount equal to the net cash proceeds of one or more equity offerings at a redemption price equal to 106.375%, plus accrued and unpaid interest and additional interest, if any, so long as at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption.

The Indenture contains covenants that limit EP Energy’s (and most of its subsidiaries’) ability to, among other things:  (i) incur additional indebtedness or issue certain preferred shares; (ii) make dividend payments on or make other distributions in respect of its capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vi) create liens on assets to secured debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; and (viii) enter into certain transactions with its affiliates.  These covenants are subject to a number of important limitations and exceptions.  Additionally, upon the occurrence of specified change of control events, the Companies must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date.  The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Registration Rights Agreement

On May 28, 2015, in connection with the issuance of the Notes, the Companies and the Guarantors entered into a registration rights agreement with the representative of the initial purchasers, relating to, among other things, the exchange offer for the Notes and the related guarantees (the “Registration Rights Agreement”).  Subject to the terms of the Registration Rights Agreement, the Companies and the Guarantors agreed, among other things, to use their commercially reasonable efforts (i) to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Notes for new exchange notes evidencing the same continuing indebtedness and with substantially identical terms except that the new exchange notes will not be subject to restrictions on transfer or registration rights or (ii) to file a shelf registration statement relating to the resales of certain registrable Notes, under certain circumstances.

If (i) the exchange offer registration statement does not become effective on or prior to the 365th day after the issuance of the Notes, (ii) following the effectiveness of the exchange offer registration statement, it ceases to be effective or useful, (iii) the exchange offer with respect to the Notes is not completed within 30 days after the date on which the registration statement becomes effective, (iv) an effective shelf registration statement is not made available by the 365th day following the date on which the requirement to make such shelf registration statement available arises or (v) following effectiveness of the shelf registration statement, subject to limited exceptions, it ceases to remain effective or otherwise available during the applicable shelf registration period, the annual interest rate borne by the Notes will be increased by 0.25% per annum with respect to the first 90-day period immediately after such registration default and an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum of 1.00% per annum, in each case, until the earlier of the date on which registration default has been cured and the date that is two years from the issuance of the Notes.

Item 1.02. Termination of a Material Definitive Agreement.

On May 28, 2015, pursuant to the Indenture, dated as of April 24, 2012 (the “2019 Notes Indenture”), between the Companies and Wilmington Trust, National Association, as trustee (the “2019 Notes Trustee”), the Companies provided notice to the holders that they had elected to redeem any and all of their outstanding 6.875% Senior Secured Notes due 2019 (the “2019 Notes”) issued under the 2019 Notes Indenture, after giving effect to the Tender Offer (as defined below), at a redemption price of 103.468%, plus accrued and unpaid interest thereon, on June 29, 2015 (the “Redemption”).  On May 28, 2015, the Companies irrevocably deposited with the 2019 Notes Trustee approximately $281.5 million, which is the amount sufficient to fund the Redemption and to satisfy and discharge (the “Discharge”) the Companies’ obligations under the 2019 Notes and the 2019 Notes Indenture.  The Companies used a portion of the net proceeds from the Notes Offering to fund the Redemption and the Discharge.

Item 7.01. Regulation FD Disclosure.

On May 28, 2015, EP Energy issued a press release announcing the completion of its previously announced cash tender offer (the “Tender Offer”) for any and all of the Companies’ outstanding 2019 Notes.  As of the expiration time, EP Energy had received tenders for $480,758,000 aggregate principal amount of the 2019 Notes, all of which were accepted by EP Energy for purchase.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as expressly set forth by specific reference in such a filing.  The inclusion of this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated May 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 28, 2015

EP ENERGY LLC

By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Executive Vice President and
Chief Financial Officer

EP ENERGY CORPORATION

By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated as of May 28, 2015.